UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 30, 2006 (March 27, 2006)

Health Discovery Corporation
(Exact name of registrant as specified in charter)

Texas	333-62216	74--3002154
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5501 1/2 Abercorn Street,  Savannah, Georgia 31405
(Address of principal executive offices / Zip Code)

912-352-7488
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d—2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e—4(c) under the Exchange Act.

Item 1.01.    Entry into a Material Definitive Agreement.

In consideration for the level of service Mr. William Quirk has provided to Health Discovery Corporation (the “Company”) during 2006, on March 27, 2006, Mr. Quirk requested and was granted the opportunity to purchase 1,000,000 shares of the Company’s common stock with accompanying warrants to acquire an equal number of shares. The purchase price for the common shares was $.10 per share, which was the closing price of the Company’s stock on the preceding business day, and the exercise price of the warrants is $0.15 per share.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HEALTH DISCOVERY CORPORATION

Dated: March 30, 2006	By:	/s/ Stephen Barnhill
Stephen Barnhill Chief Executive Officer

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